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INDEPENDENT AUDITORS' CONSENT


Board of Directors and Stockholders of Uni-Marts, Inc.
State College, Pennsylvania

We consent to the incorporation by reference in Registration Statements No. 33-69136 and No. 33-07697 of Uni-Marts, Inc. on Form S-8 of our report dated October 24, 1996 appearing in the Annual Report on Form 10-K of Uni-Marts, Inc. for the year ended September 30, 1996.



/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

December 12, 1996












































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